Exhibit 10.02

EFJ, INC.

INCENTIVE STOCK OPTION AGREEMENT

This Incentive Stock Option Agreement (the “Agreement”), effective as of                     , 200_, made by and between EFJ, Inc., a Delaware corporation (the “Company”), and the individual named below (“Optionee”). This Agreement is made pursuant to the terms and conditions of the 2005 Omnibus Incentive Compensation Plan (the “Plan”), a copy of which is attached to this Agreement as Exhibit A, and the provisions of which are incorporated into this Agreement by reference. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall govern. The Option is intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

OPTIONEE NAME

DATE OF GRANT

VESTING COMMENCEMENT DATE

NUMBER OF SHARES OF COMMON STOCK (“Shares”)

EXERCISE PRICE	$ PER SHARE

EXPIRATION DATE

VESTING SCHEDULE:	Optionee’s right to exercise the option granted in this Agreement shall vest as follows.

(a) Provided the Optionee remains an Employee of the Company, the Shares shall vest as follows: twenty-five percent (25%) of the Option Shares shall vest and become exercisable on each anniversary of the Vesting Commencement Date until the Option Shares become fully vested and exercisable (the “Vesting Period”). Notwithstanding the foregoing, the Option shall become immediately vested with respect to all Shares hereunder in the event of a Change of Control of the Company, as defined in the Plan; provided, however, that you have maintained continued Employee status throughout the Vesting Period. Options shall be rounded down to the nearest whole Share.

(b) In the event of Optionee’s death, disability or other termination of employment, the exercisability of this Option shall be governed by Sections 7 of the Plan.

(c) The Option may not be exercised for fractional shares.

1. No Transfer or Assignment of Option. This Option and the rights and privileges conferred hereby shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of this option, or of any right or privilege conferred hereby, contrary to the provisions of this Agreement, or upon any attempted sale under any execution, attachment, or similar process upon the rights and privileges conferred hereby, this Option and the rights and privileges conferred hereby shall immediately become null and void.

2. Method of Exercise.

(a) Notice. Optionee may exercise this option by delivering a signed Notice of Exercise in substantially the form attached hereto to the officer of the Company designated in such notice.

(b) Restriction on Exercise. This Option may not be exercised if the issuance of the Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable Federal or state securities law or any other law or regulation. Furthermore, the method and manner of payment of the Option Price will be subject to the rules under Part 207 of Title 12 of the Code of Federal Regulations (“Regulation G”) as promulgated by the Federal Reserve Board if such rules apply to the Company at the date of exercise. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation or warranty to the Company at the time of exercise of the Option as in the opinion of legal counsel for the Company may be required by any applicable law or regulation, including the execution and delivery of an appropriate representation statement. Accordingly, the stock certificates for the Shares issued upon exercise of this Option may bear appropriate legends restricting transfer.

(c) Method of Payment.

(i) No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company, and the Participant has paid to the Company an amount equal to any Federal, state, local and foreign income and employment taxes required to be withheld. Such payments may be made in cash (or its equivalent) or, in the Committee’s sole and plenary discretion, (1) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest and which have been owned by such Participant for at least six months) or (2) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Exercise Price, or by a combination of the foregoing; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such aggregate Exercise Price and the amount of any Federal, state, local or foreign income or employment taxes required to be withheld, if applicable.

(ii) Wherever in the Plan or any Award Agreement a Participant is permitted to pay the Exercise Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

3. Term and Expiration. This option, if it has not earlier expired pursuant to the terms of this Agreement or the Plan, shall expire in all events on the tenth (10th) anniversary of the Date of Grant set forth on the first page hereof.

4. Compliance with State and Federal Securities Laws. No Shares shall be issued upon the exercise of this option unless and until the Company has determined that all applicable provisions of state and federal securities laws have been satisfied.

5. Adjustment Upon Changes in Capitalization or Merger. The number of Shares covered by this Option shall be adjusted in accordance with the provisions of Section 4(b) of the Plan in the event of changes in the capitalization or organization of the Company, or if the Company is a party to a merger or other corporate reorganization.

6. Not Employment Contract. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without cause, subject to the provisions of applicable law. This is not an employment contract.

7. Income Tax Withholding. The Optionee authorizes the Company to withhold in accordance with applicable law from any compensation payable to him or her any taxes required to be withheld by Federal, state or local laws as a result of the exercise of this Option. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the exercise of this Option, the Optionee agrees to pay the Company the amount of any such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not Optionee is an Optionee of the Company at that time.

8. Parachute Payments. If as a result of a Change of Control of the Company, as defined in the Plan, the estimated payment under Section 280G of the Code resulting from the immediate vesting of the Option, together with all other payments and/or benefits to which Participant is entitled (the “Change of Control Benefits”), would constitute an “excess parachute payment” (as defined in Section 280G of the Code), Participant shall receive the greater of: (i) the Change of Control Benefits payable, less any excise tax imposed under Section 4999 of the Code, or (ii) the largest amount which may be paid without any portion of such amount being subject to the excise tax imposed by Section 4999 of the Code. For purposes of determining the largest amount payable, such payments shall be reduced in such order and manner as the Company may elect (or in the absence of such election, shall be determined by Participant).

9. Miscellaneous Provisions.

(a) No Rights as a Stockholder. Optionee shall have no rights as a stockholder with respect to any Shares subject to this option until the Shares have been issued in the name of Optionee.

(b) Confidentiality. Optionee agrees and acknowledges that the terms and conditions of this Agreement, including without limitation the number of Shares for which options have been granted, are confidential. Optionee agrees that he will not disclose these terms and conditions to any third party, except to Optionee’s financial or legal advisors, tax preparer or family members, unless such disclosure is required by law.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts wholly made and performed in the State of Texas.

(d) Entire Agreement. This Agreement, and the Plan, together with those documents that are referenced in this Agreement, are intended to be the final, complete, and exclusive statement of the terms of the agreement between Optionee and the Company with regard to the subject matter of this Agreement. This Agreement and the Plan supersede all other prior agreements, communications, and statements, whether written or oral, express or implied, pertaining to that subject matter. This Agreement and the Plan may not be contradicted by evidence of any prior or contemporaneous statements or agreements, oral or written, and may not be explained or supplemented by evidence of consistent additional terms.

(e) Counterparts. This Agreement may be executed in one or more counterparts all of which together shall constitute one and the same instrument.

COMPANY:

EFJ, INC. a Delaware corporation

By:
Title:

OPTIONEE:

(signature)

Name:
(print)

Address:

Social Security No.:

Form of Notice of Exercise

of EFJ, Inc. Incentive or Non-Statutory Stock Option

Date of Exercise:

To:	EFJ, Inc.

1440 Corporate Drive

Irving, Texas 75038

Gentlemen:

This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of Option (check one)	Incentive Nonstatutory

Stock Option Agreement dated:

Number of shares exercised:

Total Exercise Price:	$

By this exercise, I agree (i) to provide the Company with such additional documents as it may require, if any, in accordance with the provisions of the 2005 Omnibus Incentive Compensation Plan, (ii) to pay (in the manner designated by the Company) any withholding obligation relating to this option exercise, and (iv) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any sale or other disposition of any shares issued upon exercise of this option if such sale or other disposition occurs within 2 years after the Date of Grant of this option or within 1 year of the date of this notice of exercise.

I further acknowledge that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Act, I will not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Act as may be requested by the Company or a representative of the underwriters. I further agree that the Company may impose stop transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

I enclose my check for $                     in full payment of the purchase price of said shares. Please register said shares in my name.

Dated:             , 200

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